RCI Files 10-K, Reports 4Q25 & FY25 Results, Hosts X Spaces Call at 4:30 PM ET Today
HOUSTON—March 19, 2026—RCI Hospitality Holdings, Inc. (Nasdaq: RICK) today filed its Form 10-K and reported results for the fiscal 2025 fourth quarter and year ended September 30, 2025.

Summary Financials (in millions, except EPS)	4Q25	4Q24	FY25	FY24
Total revenues	$70.9	$73.2	$279.4	$295.6
EPS	$(0.63)	$0.03	$1.23	$0.33
Non-GAAP EPS[1]	$(0.12)	$1.63	$2.12	$4.72
Impairments and other charges, net	$3.7	$10.1	$5.9	$36.6
Net cash provided by operating activities	$13.7	$15.7	$49.4	$55.9
Free cash flow[1]	$13.1	$13.2	$45.4	$48.4
Net income (loss) attributable to RCIHH common stockholders	$(5.5)	$0.2	$10.8	$3.0
Adjusted EBITDA[1]	$7.4	$17.9	$52.6	$72.6
Weighted average shares used in computing EPS – basic and diluted	8.72	9.01	8.82	9.25
1 See “Non-GAAP Financial Measures” below.
Summary (Comparisons are to year-ago periods unless indicated otherwise)
Travis Reese, Interim President and CEO, said: "Fourth quarter results primarily reflect higher non-cash legal accrual, increased taxes, and lower non-cash impairment. While net cash provided by operating activities was below last year, free cash flow remained approximately level. As previously reported, Nightclubs revenues were also nearly level despite continued economic uncertainty. Bombshells revenues mainly reflected the year-ago divestiture/closure of underperforming locations."
"During and after the fourth quarter, we continued to execute our Back to Basics 5-Year Capital Allocation Plan. As of March 13, 2026, we had reduced our share count by approximately 14% since the end of fiscal 2024, to 7,710,000. We sold two small underperforming clubs for $1.7 million and a 49% interest in Rick's Cabaret Austin for $1.8 million. We also opened Bombshells Lubbock and reopened a reformatted club in Dallas, which together generated $2.9 million in 1Q26 sales."
"In FY26, we are focused on improving club and restaurant operations, selling excess real estate and underperforming locations (which we estimate have a combined value of approximately $32 million), and deploying the proceeds — along with cash from operations — to acquire additional clubs, reduce debt, or repurchase shares."
X Spaces Conference Call at 4:30 PM ET Today
•Call link: https://x.com/i/spaces/1NGaraDpQRqJj (X log in required).
•Presentation link: https://www.rcihospitality.com/investor-relations/.
•To ask questions: Participants must join the X Space using a mobile device.
•To listen only: Participants can access the X Space from a computer.
•There will be no other types of telephone or webcast access.
4Q25 Results (Comparisons are to year-ago periods unless indicated otherwise)
Nightclubs segment: Revenues of $60.9 million increased by 0.4%. Sales reflected $3.2 million from four new clubs acquired or opened in 2Q25 and 3Q25, sales from two smaller rebranded/reformatted Texas clubs not in SSS, a 4.4% decline in same-store sales, and reduced sales from the closing of Dallas Showclub in 4Q25 for reformatting and the Baby Dolls Fort Worth due to fire in 4Q24.2

By revenue type, food, merchandise and other increased 4.3%, service increased 1.5%, and alcoholic beverages declined 2.0%. Other net charges totaled $2.1 million compared to $6.9 million, primarily reflecting impairments in both periods.
Operating income was $16.3 million (26.8% of segment revenues) compared to income of $13.0 million (21.5%). Non-GAAP operating income, which excludes other net charges (mainly impairments), was $19.1 million (31.3% of segment revenues) compared to $20.5 million (33.8%).
Bombshells segment: Revenues of $9.4 million declined 21.4%. Sales reflected the divestiture/closure of five underperforming locations in 4Q24 and 1Q25, a 19.5% SSS decline, and the opening of new locations in Denver, CO, in January 2025 and Lubbock, TX, in early July 2025.2
Other net charges totaled $1.6 million compared to $3.2 million, primarily reflecting impairments in both periods.
Operating loss was $1.6 million (-16.9% of segment revenues) compared to a loss of $2.6 million (-21.5%). Non-GAAP operating income, which excludes other net charges (mainly impairments), was $29,000 (0.3% of segment revenues) compared to income of $0.6 million (5.4%).
Corporate segment: Expenses totaled $15.4 million (21.8% of total revenues) compared to $7.1 million (9.7%). Non-GAAP expenses totaled $15.0 million (21.2% of total revenues) compared to $6.6 million (9.0%). Most of the year over year change reflected the establishment of a legal accrual.
Impairments and other charges, net within consolidated operations totaled $3.7 million compared to $10.1 million.
Income tax was a $1.0 million expense compared to a $0.8 million benefit.
Weighted average shares outstanding of 8.72 million declined 3.2% due to share buybacks.
Debt of $235.8 million at September 30, 2025 declined 2.3% from June 30, 2025, primarily reflecting scheduled pay downs. Compared to a year ago, debt declined 1.0%.
2 See our October 9, 2025 news release on 4Q25 sales for more details.
Non-GAAP Financial Measures
In addition to our financial information presented in accordance with GAAP, management uses certain non-GAAP financial measures, within the meaning of the SEC Regulation G, to clarify and enhance understanding of past performance and prospects for the future. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flows that excludes or includes amounts that are included in or excluded from the most directly comparable measure calculated and presented in accordance with GAAP. We monitor non-GAAP financial measures because it describes the operating performance of the Company and helps management and investors gauge our ability to generate cash flow, excluding (or including) some items that management believes are not representative of the ongoing business operations of the Company, but are included in (or excluded from) the most directly comparable measures calculated and presented in accordance with GAAP. Relative to each of the non-GAAP financial measures, we further set forth our rationale as follows:
Non-GAAP Operating Income and Non-GAAP Operating Margin. We calculate non-GAAP operating income and non-GAAP operating margin by excluding the following items from income (loss) from operations and operating margin: (a) amortization of intangibles, (b) impairment of assets, (c) gains or losses on sale of businesses and assets, (d) gains or losses on insurance, (e) settlement of lawsuits, and (f) stock-based compensation. We believe that excluding these items assists investors in evaluating period-over-period changes in our operating income (loss) and operating margin without the impact of items that are not a result of our day-to-day business and operations.
Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per Diluted Share. We calculate non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share by excluding or including certain items to net income (loss) attributable to RCIHH common stockholders and diluted earnings (loss) per share. Adjustment items are: (a) amortization of intangibles, (b) impairment of assets, (c) gains or losses on sale of businesses and assets, (d) gains or losses on insurance, (e) settlement of lawsuits, (f) gain on lease termination, (g) stock-based compensation, (h) the income tax effect of the above-described adjustments, and (i) change in deferred tax asset valuation allowance. Included in the income tax effect of the above adjustments is the net effect of the non-GAAP provision for income taxes, calculated at 22.7%, 0.0%, and 20.6% effective tax rate of the non-GAAP income (loss) before taxes for 2025, 2024, and 2023, respectively, and the GAAP income tax expense (benefit). We believe that excluding and including such items help management and investors better understand our operating activities.

Adjusted EBITDA. We calculate adjusted EBITDA by excluding the following items from net income (loss) attributable to RCIHH common stockholders: (a) depreciation and amortization, (b) income tax expense (benefit), (c) net interest expense, (d) gains or losses on sale of businesses and assets, (e) gains or losses on insurance, (f) impairment of assets, (g) settlement of lawsuits, (h) gain on lease termination, and (i) stock-based compensation. We believe that adjusting for such items helps management and investors better understand our operating activities. Adjusted EBITDA provides a core operational performance measurement that compares results without the need to adjust for federal, state and local taxes which have considerable variation between domestic jurisdictions. The results are, therefore, without consideration of financing alternatives of capital employed. We use adjusted EBITDA as one guideline to assess the unleveraged performance return on our investments. Adjusted EBITDA multiple is also used as a target benchmark for our acquisitions of nightclubs
We also use certain non-GAAP cash flow measures such as free cash flow. Free cash flow is derived from net cash provided by operating activities less maintenance capital expenditures. We use free cash flow as the baseline for the implementation of our capital allocation strategy.
Accounting Standards Update (ASU) 2023-07
The Company has adopted Accounting Standards Update (ASU) 2023-07, which requires enhanced reportable segment disclosures. As a result, certain prior-year segment information has been recast.
About RCI Hospitality Holdings, Inc. (Nasdaq: RICK) (X: @RCIHHinc)
With more than 60 locations, RCI Hospitality Holdings, Inc., through its subsidiaries, is the country’s leading company in adult nightclubs and sports bars-restaurants. See all our brands at www.rcihospitality.com.
Forward-Looking Statements
This press release may contain forward-looking statements that involve a number of risks and uncertainties that could cause the Company's actual results to differ materially from those indicated, including, but not limited to, the risks and uncertainties associated with (i) operating and managing an adult entertainment or restaurant business, (ii) the business climates in cities where it operates, (iii) the success or lack thereof in launching and building the Company's businesses, (iv) cyber security, (v) conditions relevant to real estate transactions, and (vi) numerous other factors such as laws governing the operation of adult entertainment or restaurant businesses, competition and dependence on key personnel, and (vii) our ability to regain and maintain compliance with the filing requirements of the SEC and the Nasdaq Stock Market. For more detailed discussion of such factors and certain risks and uncertainties, see RCI's annual report on Form 10-K for the year ended September 30, 2025, as well as its other filings with the U.S. Securities and Exchange Commission. The Company has no obligation to update or revise the forward-looking statements to reflect the occurrence of future events or circumstances.
Media & Investor Contacts
Gary Fishman and Michael Wichman at 212-883-0655 or gfishman@pondel.com and mwichman@pondel.com.

RCI HOSPITALITY HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share, number of shares, and percentage data)

	Three Months Ended				Twelve Months Ended
	September 30, 2025		September 30, 2024		September 30, 2025		September 30, 2024
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Revenues
Sales of alcoholic beverages	$30,290	42.7%	$32,459	44.3%	$122,124	43.7%	$133,124	45.0%
Sales of food and merchandise	10,417	14.7%	11,000	15.0%	39,971	14.3%	44,606	15.1%
Service revenues	24,817	35.0%	24,504	33.5%	97,079	34.7%	98,455	33.3%
Other	5,406	7.6%	5,271	7.2%	20,260	7.3%	19,419	6.6%
Total revenues	70,930	100.0%	73,234	100.0%	279,434	100.0%	295,604	100.0%
Operating expenses
Cost of goods sold
Alcoholic beverages sold	5,513	18.2%	5,783	17.8%	22,143	18.1%	24,228	18.2%
Food and merchandise sold	3,854	37.0%	4,132	37.6%	14,118	35.3%	16,360	36.7%
Service and other	243	0.8%	286	1.0%	376	0.3%	397	0.3%
Total cost of goods sold (exclusive of items shown below)	9,610	13.5%	10,201	13.9%	36,637	13.1%	40,985	13.9%
Salaries and wages	21,694	30.6%	20,878	28.5%	83,665	29.9%	84,177	28.5%
Selling, general and administrative	32,592	45.9%	24,761	33.8%	107,839	38.6%	99,672	33.7%
Depreciation and amortization	3,841	5.4%	3,757	5.1%	15,078	5.4%	15,395	5.2%
Impairments and other charges, net	3,716	5.2%	10,118	13.8%	5,948	2.1%	36,570	12.4%
Total operating expenses	71,453	100.7%	69,715	95.2%	249,167	89.2%	276,799	93.6%
Income (loss) from operations	(523)	(0.7)%	3,519	4.8%	30,267	10.8%	18,805	6.4%
Other income (expenses)
Interest expense	(4,120)	(5.8)%	(4,224)	(5.8)%	(16,352)	(5.9)%	(16,679)	(5.6)%
Interest income	130	0.2%	162	0.2%	565	0.2%	482	0.2%
Gain on lease termination and other, net	(6)	0.0%	—	0.0%	968	0.3%	—	—%
Income (loss) before income taxes	(4,519)	(6.4)%	(543)	(0.7)%	15,448	5.5%	2,608	0.9%
Income tax expense (benefit)	961	1.4%	(788)	(1.1)%	4,609	1.6%	(410)	(0.1)%
Net income (loss)	(5,480)	(7.7)%	245	0.3%	10,839	3.9%	3,018	1.0%
Net income attributable to noncontrolling interests	(22)	0.0%	(1)	0.0%	(28)	0.0%	(7)	0.0%
Net income (loss) attributable to RCIHH common shareholders	$(5,502)	(7.8)%	$244	0.3%	$10,811	3.9%	$3,011	1.0%

Earnings (loss) per share
Basic and diluted	$(0.63)		$0.03		$1.23		$0.33

Weighted average shares used in computing earnings (loss) per share
Basic and diluted	8,715,129		9,006,014		8,822,758		9,250,245

RCI HOSPITALITY HOLDINGS, INC.
SEGMENT INFORMATION
(in thousands)

	Three Months Ended		Twelve Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Revenues
Nightclubs	$60,900	$60,636	$242,501	$243,864
Bombshells	9,385	11,937	35,810	50,578
Other	645	661	1,123	1,162
	$70,930	$73,234	$279,434	$295,604

Income (loss) from operations
Nightclubs	$16,325	$13,028	$69,569	$57,912
Bombshells	(1,590)	(2,569)	177	(10,783)
Other	175	160	(169)	(137)
Corporate	(15,433)	(7,100)	(39,310)	(28,187)
	$(523)	$3,519	$30,267	$18,805

RCI HOSPITALITY HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Twelve Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(5,480)	$245	$10,839	$3,018
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,841	3,757	15,078	15,395
Impairment of assets	3,560	12,553	5,340	38,517
Deferred income tax expense (benefit)	1,196	(31)	(1,004)	(6,450)
Loss (gain) on sale of businesses and assets	194	(2,331)	(1,032)	(2,215)
Amortization and writeoff of debt discount and issuance costs	129	146	549	608
Credit loss expense (reversal) on notes receivable	15	(22)	42	—
Gain on insurance	(208)	(522)	(2,087)	(522)
Noncash lease expense	724	662	2,726	2,980
Stock-based compensation	393	470	1,373	1,882
Changes in operating assets and liabilities, net of business acquisitions:
Receivables	672	1,231	1,943	4,283
Inventories	(110)	(97)	(20)	(309)
Prepaid expenses, other current, and other assets	(1,641)	1,063	(1,241)	(2,421)
Accounts payable, accrued, and other liabilities	10,449	(1,473)	16,912	1,118
Net cash provided by operating activities	13,734	15,651	49,418	55,884
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of businesses and assets	7	19	1,093	1,969
Proceeds from insurance	208	1,367	2,101	1,367
Proceeds from notes receivable	69	70	292	249
Payments for property and equipment and intangible assets	(2,238)	(5,381)	(14,527)	(24,600)
Acquisition of businesses, net of cash acquired	—	—	(13,000)	—
Net cash used in investing activities	(1,954)	(3,925)	(24,041)	(21,015)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from debt obligations	1,713	—	10,888	22,657
Payments on debt obligations	(6,071)	(5,864)	(20,502)	(23,001)
Purchase of treasury stock	(2,702)	(7,831)	(11,860)	(20,606)
Payment of dividends	(608)	(628)	(2,464)	(2,302)
Payment of loan origination costs	—	—	(80)	(290)
Net cash used in financing activities	(7,668)	(14,323)	(24,018)	(23,542)
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	4,112	(2,597)	1,359	11,327
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT BEGINNING OF PERIOD	29,597	34,947	32,350	21,023
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT END OF PERIOD	$33,709	$32,350	$33,709	$32,350

RCI HOSPITALITY HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2025	September 30, 2024
ASSETS
Current assets
Cash and cash equivalents	$33,709	$32,350
Receivables, net	3,940	5,832
Inventories	4,857	4,676
Prepaid expenses and other current assets	4,968	4,427
Assets held for sale	3,394	—
Total current assets	50,868	47,285
Property and equipment, net	279,027	280,075
Operating lease right-of-use assets, net	25,781	26,231
Notes receivable, net of current portion	3,849	4,174
Goodwill	62,725	61,911
Intangibles, net	171,948	163,461
Other assets	2,737	1,227
Total assets	$596,935	$584,364

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$5,836	$5,637
Accrued liabilities	32,607	20,280
Current portion of debt obligations, net	21,198	18,871
Current portion of operating lease liabilities	3,314	3,290
Total current liabilities	62,955	48,078
Deferred tax liability, net	21,689	22,693
Debt, net of current portion and debt discount and issuance costs	214,583	219,326
Operating lease liabilities, net of current portion	27,320	30,759
Other long-term liabilities	9,509	398
Total liabilities	336,056	321,254

Commitments and contingencies

Equity
Preferred stock	—	—
Common stock	87	90
Additional paid-in capital	50,908	61,511
Retained earnings	210,106	201,759
Total RCIHH stockholders' equity	261,101	263,360
Noncontrolling interests	(222)	(250)
Total equity	260,879	263,110
Total liabilities and equity	$596,935	$584,364

RCI HOSPITALITY HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES
(in thousands, except per share, number of shares, and percentage data)

	Three Months Ended		Twelve Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Reconciliation of GAAP net income (loss) to Adjusted EBITDA
Net income (loss) attributable to RCIHH common stockholders	$(5,502)	$244	$10,811	$3,011
Income tax expense (benefit)	961	(788)	4,609	(410)
Interest expense, net	3,990	4,062	15,787	16,197
Depreciation and amortization	3,841	3,757	15,078	15,395
Impairment of assets	3,560	12,553	5,340	38,517
Settlement of lawsuits	361	212	3,948	520
Loss (gain) on sale of businesses and assets	2	(2,320)	(982)	(2,140)
Gain on insurance	(207)	(327)	(2,358)	(327)
Stock-based compensation	393	470	1,373	1,882
Gain on lease termination	—	—	(979)	—
Adjusted EBITDA	$7,399	$17,863	$52,627	$72,645

Reconciliation of GAAP net income (loss) to non-GAAP net income (loss)
Net income (loss) attributable to RCIHH common stockholders	$(5,502)	$244	$10,811	$3,011
Amortization of intangibles	629	597	2,362	2,494
Impairment of assets	3,560	12,553	5,340	38,517
Settlement of lawsuits	361	212	3,948	520
Stock-based compensation	393	470	1,373	1,882
Loss (gain) on sale of businesses and assets	2	(2,320)	(982)	(2,140)
Gain on insurance	(207)	(327)	(2,358)	(327)
Gain on lease termination	—	—	(979)	—
Change in deferred tax asset valuation allowance	64	143	64	143
Net income tax effect	(352)	3,065	(867)	(410)
Non-GAAP net income (loss)	$(1,052)	$14,637	$18,712	$43,690

Reconciliation of GAAP diluted earnings (loss) per share to non-GAAP diluted earnings (loss) per share
Diluted shares	8,715,129	9,006,014	8,822,758	9,250,245
GAAP diluted earnings (loss) per share	$(0.63)	$0.03	$1.23	$0.33
Amortization of intangibles	0.07	0.07	0.27	0.27
Impairment of assets	0.41	1.39	0.61	4.16
Settlement of lawsuits	0.04	0.02	0.45	0.06
Stock-based compensation	0.05	0.05	0.16	0.20
Loss (gain) on sale of businesses and assets	—	(0.26)	(0.11)	(0.23)
Gain on insurance	(0.02)	(0.04)	(0.27)	(0.04)
Gain on lease termination	—	—	(0.11)	—
Change in deferred tax asset valuation allowance	0.01	0.02	0.01	0.02
Net income tax effect	(0.04)	0.34	(0.10)	(0.04)
Non-GAAP diluted earnings (loss) per share	$(0.12)	$1.63	$2.12	$4.72

	Three Months Ended		Twelve Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Reconciliation of GAAP operating income (loss) to non-GAAP operating income
Income (loss) from operations	$(523)	$3,519	$30,267	$18,805
Amortization of intangibles	629	597	2,362	2,494
Impairment of assets	3,560	12,553	5,340	38,517
Settlement of lawsuits	361	212	3,948	520
Stock-based compensation	393	470	1,373	1,882
Loss (gain) on sale of businesses and assets	2	(2,320)	(982)	(2,140)
Gain on insurance	(207)	(327)	(2,358)	(327)
Non-GAAP operating income	$4,215	$14,704	$39,950	$59,751

Reconciliation of GAAP operating margin to non-GAAP operating margin
GAAP operating margin	(0.7)%	4.8%	10.8%	6.4%
Amortization of intangibles	0.9%	0.8%	0.8%	0.8%
Impairment of assets	5.0%	17.1%	1.9%	13.0%
Settlement of lawsuits	0.5%	0.3%	1.4%	0.2%
Stock-based compensation	0.6%	0.6%	0.5%	0.6%
Loss (gain) on sale of businesses and assets	0.0%	(3.2)%	(0.4)%	(0.7)%
Gain on insurance	(0.3)%	(0.4)%	(0.8)%	(0.1)%
Non-GAAP operating margin	5.9%	20.1%	14.3%	20.2%

Reconciliation of net cash provided by operating activities to free cash flow
Net cash provided by operating activities	$13,734	$15,651	$49,418	$55,884
Less: Maintenance capital expenditures	679	2,483	4,020	7,463
Free cash flow	$13,055	$13,168	$45,398	$48,421

RCI HOSPITALITY HOLDINGS, INC.
NON-GAAP SEGMENT INFORMATION
($ in thousands)

	Three Months Ended September 30, 2025					Three Months Ended September 30, 2024
	Nightclubs	Bombshells	Other	Corporate	Total	Nightclubs	Bombshells	Other	Corporate	Total
Income (loss) from operations	$16,325	$(1,590)	$175	$(15,433)	$(523)	$13,028	$(2,569)	$160	$(7,100)	$3,519
Amortization of intangibles	627	—	—	2	629	576	11	—	10	597
Impairment of assets	2,010	1,550	—	—	3,560	7,039	5,514	—	—	12,553
Settlement of lawsuits	293	68	—	—	361	157	25	—	30	212
Stock-based compensation	—	—	—	393	393	—	—	—	470	470
Loss (gain) on sale of businesses and assets	3	1	—	(2)	2	14	(2,332)	—	(2)	(2,320)
Gain on insurance	(207)	—	—	—	(207)	(327)	—	—	—	(327)
Non-GAAP operating income (loss)	$19,051	$29	$175	$(15,040)	$4,215	$20,487	$649	$160	$(6,592)	$14,704

GAAP operating margin	26.8%	(16.9)%	27.1%	(21.8)%	(0.7)%	21.5%	(21.5)%	24.2%	(9.7)%	4.8%
Non-GAAP operating margin	31.3%	0.3%	27.1%	(21.2)%	5.9%	33.8%	5.4%	24.2%	(9.0)%	20.1%

	Twelve Months Ended September 30, 2025					Twelve Months Ended September 30, 2024
	Nightclubs	Bombshells	Other	Corporate	Total	Nightclubs	Bombshells	Other	Corporate	Total
Income (loss) from operations	$69,569	$177	$(169)	$(39,310)	$30,267	$57,912	$(10,783)	$(137)	$(28,187)	$18,805
Amortization of intangibles	2,345	3	—	14	2,362	2,334	137	—	23	2,494
Impairment of assets	3,790	1,550	—	—	5,340	22,691	15,826	—	—	38,517
Settlement of lawsuits	3,850	98	—	—	3,948	465	25	—	30	520
Stock-based compensation	—	—	—	1,373	1,373	—	—	—	1,882	1,882
Loss (gain) on sale of businesses and assets	303	(1,188)	—	(97)	(982)	(56)	(2,322)	—	238	(2,140)
Gain on insurance	(2,358)	—	—	—	(2,358)	(327)	—	—	—	(327)
Non-GAAP operating income (loss)	$77,499	$640	$(169)	$(38,020)	$39,950	$83,019	$2,883	$(137)	$(26,014)	$59,751

GAAP operating margin	28.7%	0.5%	(15.0)%	(14.1)%	10.8%	23.7%	(21.3)%	(11.8)%	(9.5)%	6.4%
Non-GAAP operating margin	32.0%	1.8%	(15.0)%	(13.6)%	14.3%	34.0%	5.7%	(11.8)%	(8.8)%	20.2%